Exhibit 3.3

State of North Carolina
Department of the Secretary of State

ARTICLES OF INCORPORPATION

Pursuant Lo §55-2-02 of the General Statutes of North Cnrolin3, the undersigned does hereby submit these Articles of IncOJ1Joration for the purpose of forming a business corporation.

1. The name of the corporation is: C2 of N.C., Inc.

2. The number of shares the corpora lion is authorized to issue is:   100,000

These shares shall be; (check either a or b

a. xx ... all of one class, designated as common stock; or

b. ___ divided into classes or series within 3 class as provided in the attached schedule, with the information required by N.C.U.S. Section 55-6-01.

3. The street address and county or the initial registered office of the corporation is:

Number and Street 140-J Airport Road

City, State, Zip Code Arden, NC 28704

County Buncombe

4. The mailing address, if different from the street address, of the initial registered office is:

5. The name orthe initial registered agent is: Brian D. Riley

6. Principal office information: (must select either a or b.)

a. [X] The corporation has a principal office.

The street address and county of the principal office of the corporation is:

Number and Street 140-J Airport Road

City, State, Zip Code Arden, NC 28704

County Buncombe

The mailing address, if different from the street address, of the principal office of the corporation is:

b. [ ] The corporation does not have a principal office.

7. Any other provisions, which the corporation elects to include, are attached.

8. The name and address of each incorporator is as follows:

   Brian D. Riley
79 Battle Creek Road
Horse Shoe, NC 28742

CORPORATIONS DIVISION (Revised January, 2002)                                                  P. O. BOX 29622                                                                                                             RALEIGII, NC 27626-0622
                                                                                                                                                                                                                                                             (Form B-01)

      These articles will be effective upon filing, unless a date and/or time is specified: January 1, 2003.

This the 24 day of December, 2002.

Signature

/s/ Brian D. Riley, Incorporator
Type or Print Name and Title

Filing fee is $125. This document must be filed with the Secretary of State.-.

CORPORATIONS DIVISION (Revised January, 2002)                                                  P. O. BOX 29622                                                                                                             RALEIGII, NC 27626-0622
                                                                                                                                                                                                                                                             (Form B-01)